Exhibit 99.1

San Juan Basin Royalty Trust

News Release

Compass Bank, Trustee

300 West Seventh Street, Suite B

Fort Worth, Texas 76102

San Juan Basin Royalty Trust to Review Preliminary Unit Holder Solicitation Materials in Connection with Demand for Special Meeting

FORT WORTH, Texas, August 19, 2016 – Compass Bank, as Trustee of the San Juan Basin Royalty Trust (NYSE:SJT) (the “Trust”), today confirmed that Southwest Bank and Robert Lansford, senior business development officer for Southwest Bank (together, “Southwest Bank”) filed with the U.S. Securities and Exchange Commission (“SEC”) a preliminary solicitation statement seeking to call a Special Meeting of the Trust’s unit holders to remove Compass Bank as trustee and elect Southwest Bank as successor trustee of the Trust.

Unit holders are advised to take no action at this time and to not return any consent card sent by Southwest Bank.

Compass Bank, in consultation with its financial and legal advisors, is reviewing Southwest Bank’s preliminary solicitation materials. Compass Bank issued the following statement:

“We caution unit holders against Southwest Bank’s evident self-interest in this effort to elect itself trustee.

Compass Bank is an Alabama state-charted bank with operations throughout the Sunbelt region of the United States. As trustee of the Trust for over a decade, Compass Bank remains committed to serving the unit holders of the Trust and maximizing unit holder value. Compass Bank’s team of trust officers and professionals, some of whom have worked with the Trust for nearly 25 years, are intimately familiar with all aspects of administering the Trust. Compass Bank’s comprehensive, fully-integrated management model includes in-depth trust and fiduciary services designed to address any unique business circumstance. The primary trust officer assigned to the Trust is a Texas-licensed attorney who has served as an oil and gas manager at Compass Bank for several years.

In light of low commodity prices and the pending litigation with the operator of the subject interests of the Trust, Compass Bank believes that continuity of administration is important, which is why we oppose a change in trusteeship. We believe it is in the best interests of the unit holders for Compass Bank to continue its longstanding service as trustee of the Trust. Compass Bank will continue to vigorously pursue claims of alleged underpayments and overcharges made by the operator of the subject interests.

Finally, despite suggestions made by Southwest Bank in its solicitation statement, both Compass Bank and its parent BBVA believe that there are no existing or potential conflicts of interest in serving as the trustee of the Trust, and neither has any intention of divesting Compass Bank’s operation of the Trust.”

Forward-looking statements

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and often address the Trust’s expected future business and financial performance. These statements often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “will,” “foresee” or other similar words. Forward-looking statements by their nature are subject to various risks and uncertainties that could cause the Trust’s actual results to be materially different than those expressed in the forward-looking statements. Such forward-looking statements may be or may concern, among other things, the outcome of litigation and pending claims, results of the Trust’s activities, business plans of the Trust, Compass Bank and BBVA, development activities and regulatory matters. These risks and uncertainties, as well as others, are discussed in more detail in the Trust’s documents filed with the Securities and Exchange Commission, including the Trust’s Annual Report on Form 10-K for the year ended December 31, 2015, the Trust’s quarterly reports on Form 10-Q, and the Trust’s Current Reports on Form 8-K. We expressly disclaim any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date hereof, except as may be required by applicable law.

Additional Information Regarding Consent Solicitation

In connection with the consent solicitation initiated by Southwest Bank to call a special meeting of the Trust’s unit holders, the Trust may file with the SEC a consent revocation statement together with a BLUE consent revocation card as well as other relevant documents. Promptly after filing any definitive consent revocation statement with the SEC, the Trust will mail the definitive consent revocation statement and a BLUE consent revocation card to each unit holder of the Trust entitled to execute, withhold or revoke consents relating to the proposed consent solicitation initiated by Southwest Bank. UNIT HOLDERS ARE URGED TO READ ANY SUCH CONSENT REVOCATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Compass Bank may be deemed to be a participant in the solicitation of consent in connection with the proposals of the Trust. Information regarding Compass Bank’s interests in the Trust by security holdings and otherwise is set forth in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2015 and in the Trust’s subsequent Quarterly Reports on Form 10-Q.

Unit holders will be able to obtain, free of charge, copies of the consent revocation statement, any amendments or supplements thereto and any other documents (including the BLUE consent revocation card) when filed by the Trust with the SEC at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.sjbrt.com/) or by contacting Kaye Wilke by phone at (866) 809-4553, by email at sjt.us@bbva.com or by mail at San Juan Basin Royalty Trust, c/o Compass Bank, Trust Department, Attn: Investor Relations, 300 W. 7th Street, Suite B, Fort Worth, Texas 76102.

Contact:	San Juan Basin Royalty Trust
Compass Bank
Joshua R. Peterson, Vice President & Senior Trust Officer
Kaye Wilke, Investor Relations, toll-free: (866) 809-4553
Fax: (817) 735-0936
Website: www.sjbrt.com
e-mail: sjt.us@bbva.com